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                                                                    EXHIBIT 23.3

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


Securities and Exchange Commission
Washington, D.C.
United States of America
20549

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of JDS Uniphase Corporation for the registration of 28,688,144 shares of its common stock and to the incorporation by reference therein of our report dated July 5, 1999 with respect to the consolidated financial statements of JDS FITEL Inc. contained in JDS Uniphase's Report on Form 8-K/A dated November 4, 1999 for the year ended May 31, 1999, filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Ottawa, Ontario
December 7, 1999